EXHIBIT 10.3


        NEWELL RUBBERMAID INC. 2003 STOCK PLANSTOCK OPTION AGREEMENT

        A Stock Option (the "Option") granted by Newell Rubbermaid Inc., a Delaware corporation (the "Company"), to Mark D. Ketchum (the "Optionee"), for common stock, par value $1.00 per share and related preferred stock purchase rights (the "Common Stock"), of the Company, shall be subject to the following terms and conditions:

        1. STOCK OPTION GRANT. Subject to the provisions set forth herein and the terms and conditions of the Newell Rubbermaid Inc. 2003 Stock Plan (the "Plan"), a copy of which is attached hereto and the terms of which are hereby incorporated by reference, and in consideration of the agreements of the Optionee herein provided, the Company hereby grants to the Optionee an Option to purchase from the Company 75,000 shares of Common Stock, at the purchase price per share, and on other terms and conditions, set forth in the attached Option letter. Any incentive stock option is intended to be an incentive stock option within the meaning of Section 422A of the Internal Revenue Code of 1986.

        2. ACCEPTANCE BY OPTIONEE. The exercise of the Option is conditioned upon its acceptance by the Optionee in the space provided therefor at the end of the attached Option letter and the return of an executed copy of such Option letter to the Secretary of the Company no later than 60 days after the Date of Grant set forth therein or, if later, 30 days after the Optionee receives this Agreement.

        3. EXERCISE OF OPTION. Written notice of an election to exercise any portion of the Option shall be given by the Optionee, or his personal representative in the event of the Optionee's death, in accordance with procedures established by the Organizational Development and Compensation Committee of the Board of Directors of the Company (the "Committee"), as in effect at the time of such exercise.

        At the time of exercise of the Option, payment of the purchase price for the shares of Common Stock with respect to which the Option is exercised must be made by one or more of the following methods:
   (i) in cash, (ii) in cash received from a broker-dealer to whom the Optionee has submitted an exercise notice and irrevocable instructions to deliver the purchase price to the Company from the proceeds of the sale of shares subject to the Option, (iii) by delivery to the Company of other Common Stock owned by the Optionee that is acceptable to the Company, valued at its fair market value on the date of exercise, or
   (iv) by certifying to ownership by attestation of such previously owned Common Stock.

        If applicable, an amount sufficient to satisfy all minimum Federal, state and local withholding tax requirements prior to delivery of any certificate for shares of Common Stock must also accompany the exercise. Payment of such taxes can be made by a method


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   specified above, and/or by directing the Company to withhold such number of shares of Common Stock otherwise issuable upon exercise of the Option with a fair market value equal to the amount of tax to be withheld.

        4.   FORFEITURE AND VESTING OF OPTION.

        (a) In the event the Optionee's employment with the Company terminates on or before November 8, 2006 for any reason, a portion of the Option will be forfeited as of the date of such termination. The forfeited portion of the Option shall be with respect to a number of shares of Common Stock equal to 75,000 shares, multiplied by a fraction, the numerator of which is the number of full and partial months from the date of termination of employment through November 8, 2006 and the denominator of which is 12. Any fractional shares shall be rounded down for purposes of determining the number of shares forfeited.

        If the Optionee remains employed with the Company from the Grant Date until November 9, 2006, no portion of the Option will be forfeited. Any portion of the Option that is not forfeited pursuant to this Section 4(a) shall be subject to the vesting schedule set forth in Section 4(b).

        (b)  Any portion of the Option that is not forfeited pursuant to
   Section 4(a) shall vest and be exercisable at a rate equal to 20% thereof as of each anniversary of the Grant Date while the Optionee's employment with the Company, and/or service on the Board, continues, except as described in Section 5 below.

        5.   EXERCISE UPON TERMINATION OF EMPLOYMENT.

        In the event the Optionee's employment with the Company terminates for any reason other than death or disability (as defined below), and in connection therewith the Optionee's service on the Board terminates, the Option shall expire on the date of such termination of employment, and no portion shall be exercisable after the date of such termination.

        In the event of the Optionee's death or disability during employment with the Company, the outstanding portion of the Option that is not forfeited pursuant to Section 4(a) above shall become fully vested on such date and shall continue to be exercisable until the earlier of the first anniversary of the date of the Optionee's death or disability, or the date the Option expires by its terms.
   In the event the Optionee's employment with the Company terminates for any reason other than death or disability, and the Optionee's service on the Board continues thereafter, the outstanding portion of the Option that is not forfeited pursuant to Section 4(a) above shall continue to vest and remain exercisable in accordance with Section 4(b). If the Optionee's service on the Board subsequently terminates, then (a) if the termination of service is due to retirement, the

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   outstanding portion of the Option that is not forfeited pursuant to
   Section 4(a) above shall continue to vest and remain exercisable in the same manner and to the same extent as if the Optionee had continued his service on the Board, (b) if the termination of service is due to death or disability, the outstanding portion of the Option that is not forfeited pursuant to Section 4(a) above shall become fully vested on such date and shall continue to be exercisable until the earlier of the first anniversary of the date of the Optionee's death or disability, or the date the Option expires by its terms, and
   (c) if the termination of service is for any reason other than death or disability, the Option shall expire on the date of such termination of service, and no portion shall be exercisable after the date of such termination.

        For purposes of this Section 5, (i) "disability" means (as determined by the Committee in its sole discretion) the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or disability or which has lasted or can be expected to last for a continuous period of not less than 12 months, and (ii) retirement means retirement in accordance with the Company's retirement policy for Directors.

        The foregoing provisions of this Section 5 shall be subject to the provisions of any written employment security agreement or severance agreement that has been or may be executed by the Optionee and the Company, and the provisions in such employment security agreement or severance agreement concerning exercise of an Option shall supercede any inconsistent or contrary provisions of this
   Section 4.

        6. OPTION NOT TRANSFERABLE. The Option may be exercised only by the Optionee during his lifetime and may not be transferred other than by will or the applicable laws of descent or distribution or pursuant to a qualified domestic relations order. The Option shall not otherwise be assigned, transferred, or pledged for any purpose whatsoever and is not subject, in whole or in part, to attachment, execution or levy of any kind. Any attempted assignment, transfer, pledge, or encumbrance of the Option, other than in accordance with its terms, shall be void and of no effect.

        7. SURRENDER OF OR CHANGES TO AGREEMENT. In the event the Option shall be exercised in whole, this Agreement shall be surrendered to the Company for cancellation. In the event this Option shall be exercised in part or a change in the number of designation of the shares of Common Stock shall be made, this Agreement shall be delivered by the Optionee to the Company for the purpose of making appropriate notation thereon, or of otherwise reflecting, in such manner as the Company shall determine, the change in the number or designation of such shares.



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        8.   ADMINISTRATION.  The Option shall be exercised in accordance with such administrative regulations as the Organizational Development and Compensation Committee of the Board of Directors of the Company (the "Committee") shall from time to time adopt.

        9. GOVERNING LAW. This Agreement, and the Option, shall be construed, administered and governed in all respects under and by the laws of the State of Delaware.

   IN WITNESS WHEREOF, this Agreement is executed by the Company this ____ day of November, 2005, effective as of the 9th day of November, 2005.

                                      NEWELL RUBBERMAID INC.



                                      By:  _____________________________



































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